UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2018

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07	Submission of Matters to a Vote of Security Holders

CV Sciences, Inc. (the “Registrant”) held its 2017 Annual Meeting of Stockholders on July 14, 2017 (the “2017 Annual Meeting”) at Red Rock Casino Resort & Spa located at 11011 West Charleston Boulevard, Las Vegas, Nevada 89135.

On July 20, 2017, the Registrant filed a Current Report on Form 8-K (the “Prior 8-K”) disclosing the results of the proposals voted upon by the stockholders. Proposal 4 provided as follows:

Proposal 4

The Registrant’s stockholders approved an amendment to the Registrant’s Certificate of Incorporation, as amended, to effect, at the discretion of the Registrant’s Board of Directors, a reverse stock split of all outstanding shares of the Registrant’s common stock, par value $0.0001 per share, at a ratio of not less than 1-for-5 and not greater than 1-for-50, such ratio to be determined by the Registrant’s Board of Directors at any time before June 30, 2018, without further approval or authorization of the Registrant’s stockholders, as set forth below:

At this time, the Registrant has determined to withdraw Proposal 4. The Registrant noted in the Prior 8-K that it had “no plan to execute the reverse stock split” at the time and, since then, has not taken any steps to implement the reverse stock split contemplated by Proposal 4. The Registrant will seek stockholder approval if it intends to implement such a corporate action in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2018

CV SCIENCES, INC.

By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President and Chief Executive Officer